UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2008

SUPER MICRO COMPUTER, INC.

(Exact name of registrant specified in its charter)

Delaware	001-33383	77-0353939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

980 Rock Avenue, San Jose, California 95131

(Address of principal executive offices, including Zip Code)

Registrant’s telephone, including area code: (408) 503-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance On Previously Issued Financial Statements Or A Related Audit Report Or Completed Interim Review.

On May 8, 2008, the Company’s Audit Committee concluded that the Company’s unaudited financial statements for the quarterly period ended December 31, 2007 and 2006 as filed on Form 10-Q (the “Q2 10-Q”) should no longer be relied upon as a result of an error discovered subsequent to the filing of the Q2 10-Q. The decision was made by the Audit Committee upon the recommendation of management. The error related to the misclassification within the condensed consolidated statements of cash flows of certain tax benefits related to stock option exercises. The error will be corrected in an amendment to the Q2 10-Q. Subsequent to the issuance of the condensed consolidated financial statements for the quarter ended December 31, 2007, the Company determined that it incorrectly reclassified $2,418,000 and $67,000 of excess tax benefits for options accounted for under Accounting Principles Board Opinion No. 25 (“APB 25”) for the six months ended December 31, 2007 and 2006 from net cash provided by operating activities to net cash provided by financing activities. The Company will restate the condensed consolidated statements of cash flows for the six months ended December 31, 2007 and 2006 from the amounts previously reported to correct the classification of such APB 25 excess tax benefits by increasing net cash provided by operating activities and reducing net cash provided by financing activities by the same amount. The correction of the error has no effect on the Company’s condensed consolidated balance sheets or statements of operations for any period presented in the Q2 10-Q.

In the Form 10-Q/A, the Company expects to report a material weakness in internal control relating to the misclassification of amounts between cash flows from operating activities, investing activities and financing activities within the condensed consolidated statements of cash flows for the quarter ended December 31, 2007. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis.

The Company’s management and its Audit Committee have discussed the matters described in this Form 8-K with Deloitte & Touche LLP, the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPER MICRO COMPUTER, INC.

Date: May 14, 2008	By:	/s/ Charles Liang
President and Chief Executive Officer